Exhibit 99.1

ARKO Corp. Continues its Accretive M&A Growth Strategy and Announces Fourth Acquisition of 2022 with Agreement to Acquire Uncle’s Convenience Stores from WTG Fuels

Acquisition would expand ARKO’s Southwestern footprint in key Texas and New Mexico markets, growing store count and significantly increasing the Company’s fleet fueling operations expected to deliver accretive growth and create value for stockholders

ARKO Corp. (Nasdaq: ARKO) (“ARKO,” the “Company,” “we,” “our,” or “us”), a Fortune 500 company and one of the largest convenience store operators in the United States, announced today that subsidiaries of ARKO have agreed to acquire the retail, wholesale and fleet fueling assets of WTG Fuels Holdings, LLC (“WTG”), the owner of Uncle’s Convenience Stores and GASCARD fleet fueling operations.

Founded in 1976, WTG is a leading Texas convenience store operator, with 24 company-operated Uncle’s Convenience Stores across western Texas. This acquisition would enhance ARKO’s footprint in these attractive markets and bring our fas REWARDS® loyalty program and favorable assortment to a broader group of consumers. The transaction also includes three land parcels and nine independent dealer locations. The Company has also agreed to acquire WTG’s 57 proprietary GASCARD-branded fleet fueling cardlock sites and 52 private cardlock sites, one of the largest fleet fueling operations in West Texas. ARKO’s fleet fueling segment expects to leverage its leading marketing and operations knowledge to manage fleet fueling sites and create value for customers.

“We are committed to creating value for our stockholders with a systematic, convenience-store focused long-term growth strategy focused on disciplined and accretive transactions,” said Arie Kotler, ARKO’s chairman, president and CEO. “We believe that we add significant value to acquisitions with our excellent integration capacity, which has helped accelerate the pace of dealmaking, which in turn improves our business, creates more efficiencies, and funds future growth -- a virtuous cycle that we believe sets ARKO apart as a leading convenience store operator and acquirer of choice. Adding these assets to our Family of Community Brands is perfectly aligned with ARKO’s strategy, and we look forward to welcoming WTG employees to our company.”

Uncle’s stores are popular West Texas destinations that anchor their markets with convenient grocery, beer, and fresh food options. They are known for their high-quality foodservice, including Uncle’s branded fresh food, Hunt Brothers® Pizza and Champs Chicken. Certain stores also have walk-in beer caves. Uniquely, Uncle’s Convenience Stores have had very strong diesel sales, which currently comprise over 1/3 of their overall fuel volume.

GASCARD’s 57 proprietary fleet fueling cardlock sites are strategically located in large industrial areas in West Texas and southeast New Mexico, and service a diverse base of customers. The company also operates 52 private cardlock sites. Nearly 3/4 of fuel sales by volume at the cardlock locations have been diesel. In addition, the business issues fuel cards that provide customers access to a nationwide network of fueling sites.

ARKO’s Year of Growth

ARKO’s agreement to acquire WTG’s convenience store, fleet fueling business and independent dealer locations is the Company’s fourth announced acquisition of 2022. Together with the recently announced

Pride Convenience Holdings (“Pride”) and Transit Energy Group (“TEG”) transactions, the acquisition of WTG’s assets highlights the Company’s systematic growth strategy designed to increase the Company’s cash flow and Adjusted EBITDA. Combined, WTG, Pride, and TEG are expected to grow the Company’s base of convenience stores by approximately 15%, adding over 200 retail stores and a pipeline of new build opportunities.

WTG would greatly expand ARKO’s highly accretive fleet fueling segment, growing from 183 sites at the end of the third quarter of 2022 to over 290 upon closing.

WTG sold approximately 85.0 million total gallons in FY 2021 across their stores, fleet fueling and independent dealer locations.

“We believe that Uncle’s stores are great sites, and, importantly, we are strategically using our in-house fleet fueling expertise to grow that segment. We are highly focused on our core convenience store business and have been very pleased with the performance of the fleet fueling segment and the cash flow it generates,” noted Kotler.

Purchase Price Details

The total purchase price for WTG is approximately $140.4 million plus the value of inventory at closing. ARKO intends to finance from its own sources approximately $25.4 million of the cash consideration plus the value of inventory and other closing adjustments. The remaining approximately $115 million is expected to be funded by Oak Street Real Estate Capital, a Division of Blue Owl Capital (“Oak Street”) as part of the existing $1.15 billion agreement with the Company, according to which Oak Street is expected to acquire certain real estate assets of WTG as part of the transaction. The Company would lease such real estate assets from Oak Street.

Using estimated forward-looking non-GAAP measures, the Company expects that this acquisition will add approximately $10.6 million of Adjusted EBITDA on an annual run rate, after incremental annual rent of approximately $6.9 million to be paid to Oak Street for the forementioned leases.1

The closing of the transaction is subject to fulfillment of conditions precedent. There is no certainty that the transaction will close.

Quick Facts About Uncle’s Convenience Stores:

Over 30 years of continuous operations with high brand equity in the region.

24 company-operated convenience stores and three adjacent land parcels.

Regionally well-known Uncle’s foodservice offerings. Some stores also offer popular quick-service brands Hunt Brothers® Pizza and Champs Chicken.

Approximately 28.3 million total fuel gallons sold in FY2021 with strong diesel mix and high cents-per-gallon realization.

Quick Facts About GASCARD:

57 branded, proprietary cardlock sites, 52 private sites.

Fuel card provides access to a nationwide network of fueling sites.

Approximately 52.2 million fuel gallons, primarily diesel, sold in FY2021.

About ARKO Corp.

ARKO Corp. (Nasdaq: ARKO) is a Fortune 500 company that owns 100% of GPM Investments, LLC and is one of the largest operators of convenience stores and wholesalers of fuel in the United States. Based in Richmond, VA, our highly recognizable family of community brands offers delicious, prepared foods, beer, snacks, candy, hot and cold beverages, and multiple popular quick serve restaurant brands. Our high value fas REWARDS® loyalty program offers exclusive savings on merchandise and gas. We operate in four reportable segments: retail, which includes convenience stores selling fuel products and other merchandise to retail customers; wholesale, which supplies fuel to independent dealers and consignment agents; GPM Petroleum, which sells and supplies fuel to our retail and wholesale sites; and fleet fueling, which includes the operation of proprietary and third-party cardlock locations, , and issuance of proprietary fuel cards that provide customers access to a nationwide network of fueling sites. To learn more about GPM stores, visit: www.gpminvestments.com. To learn more about ARKO, visit: www.arkocorp.com.

Forward-Looking Statements

This document includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may address, among other things, our expected financial and operational results and the related assumptions underlying our expected results, the expected timing of the closing of, and the expected returns and other benefits of, the proposed acquisition from assets of WTG. These forward-looking statements are distinguished by use of words such as “anticipate,” “aim,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and the negative of these terms, and similar references to future periods. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to, among other things, changes in economic, business and market conditions; our ability to maintain the listing of our common stock and warrants on the Nasdaq Stock Market; changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans; expansion plans and opportunities; changes in the markets in which we compete; changes in applicable laws or regulations, including those relating to environmental matters; market conditions and global and economic factors beyond our control, including the potential adverse effects of the ongoing global coronavirus (COVID-19) pandemic on capital markets (including with respect to new variants of the virus), general economic conditions, unemployment and our liquidity, operations and personnel; the outcome of any known or unknown litigation and regulatory proceedings; that the proposed acquisition may not be timely completed, if at all; that prior to completion of the proposed acquisition or thereafter, the parties’ respective businesses may not perform as expected due to transaction-related uncertainties or other factors; that we are unable to implement successful integration strategies; that the required regulatory or other closing conditions are not satisfied in a timely manner, or at all; and diversion of management attention to acquisition-related issues. Detailed information about these factors and additional important factors can be found in the documents that ARKO files with the Securities and Exchange Commission, such as Form 10-K, Form 10-Q and Form 8-K. Forward-looking statements speak only as of the date the statements were made. ARKO does not undertake an obligation to update forward-looking information, except to the extent required by applicable law.

Use of Non-GAAP Measures

We define EBITDA as net income (loss) before net interest expense, income taxes, depreciation and amortization. Adjusted EBITDA further adjusts EBITDA by excluding the gain or loss on disposal of assets, impairment charges, acquisition costs, other non-cash items, and other unusual or non-recurring charges. Each of EBITDA and Adjusted EBITDA is a non-GAAP financial measure.

EBITDA and Adjusted EBITDA are not recognized terms under GAAP and should not be considered as a substitute for net income (loss) or any other financial measure presented in accordance with GAAP. These measures have limitations as analytical tools and should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP. We strongly encourage investors to review our financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.

Because non-GAAP financial measures are not standardized, EBITDA and Adjusted EBITDA, as defined by us, may not be comparable to similarly titled measures reported by other companies. It therefore may not be possible to compare our use of these non-GAAP financial measures with those used by other companies.

Media Contact

Andrew Petro

Matter on behalf of ARKO

(978) 518-4531

apetro@matternow.com

Investor Contact

Ross Parman

ARKO Corp.

investors@gpminvestments.com

1 At this time, ARKO is unable to provide a quantitative reconciliation of estimated forward-looking non-GAAP performance measures without unreasonable efforts due to the carve-out nature of this acquisition.